Exhibit 99.1

                                               For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Betty Best
(803) 217-7701	(803) 217-7458	(803) 217-7587
eboomhower@scana.com	bhatchell@scana.com	bbest@scana.com

SCANA Reports Financial Results for Fourth Quarter and Full Year 2008, Announces
Preliminary 2009 Guidance

Columbia, SC, February 12, 2009...SCANA Corporation (NYSE: SCG) today announced financial results for the fourth quarter and full year 2008.

FULL YEAR RESULTS

For the year ended December 31, 2008, SCANA reported earnings of $346 million or $2.95 per share, compared to $320 million, or $2.74 per share, in 2007.

“We are very pleased with the overall results for 2008 and our ability to deliver value for our shareholders and customers and strong financial results, despite the economic challenges and temperate weather we experienced,” said Jimmy Addison, senior vice president and chief financial officer. “The Company’s 2008 earnings were $2.95 per share and met our guidance.”

 “We are also pleased that we were able to execute a very successful equity offering at year-end in conjunction with the inclusion of SCANA’s common stock in the S&P 500 Index.” said Addison. The additional $100 million in equity is not reflected in the accompanying condensed financial statements, as the offering closed on January 7, 2009.

FOURTH QUARTER RESULTS

SCANA’s reported earnings in the fourth quarter of 2008 were $86 million, or 73 cents per share, compared to $88 million, or 75 cents per share, for the same quarter in 2007.

“We continued to see an impact from the economic slowdown in the fourth quarter, and December’s weather was extremely mild; however, our cost control initiatives and modest customer growth produced similar overall results to 2007.”

“Our gas businesses in North Carolina and Georgia produced significantly improved results in the quarter compared to 2007, while Carolina Gas Transmission Corporation (CGTC) returned to a more typical earnings level following a $.05 per share benefit in 2007 due to the sale of a bankruptcy claim,” said Addison.

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings for 2008 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $275 million, or $2.34 per share compared to $245 million, or $2.10 per share, in 2007. SCE&G substantially under earned its allowed cost of capital in 2006 and 2007, which was the basis for the retail rate increase in January 2008.  For the fourth quarter of 2008, SCE&G reported earnings of $54 million, or 46 cents per share, compared to $56 million, or 48 cents per share, in the same quarter of 2007.  The decrease was due to higher net interest expense and operating expenses which more than offset higher electric margins arising from customer growth and a retail electric rate increase. At year-end 2008, SCE&G was serving approximately 650,000 electric customers and approximately 307,000 natural gas customers, up 1.6 and 1.5 percent, respectively, over 2007.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported 2008 earnings of $42 million, or 36 cents per share, compared to $35 million, or 30 cents per share, in 2007.  Reported earnings in the fourth quarter of 2008 were $19 million, or 17 cents per share, compared to $16 million, or 13 cents per share in the fourth quarter of 2007. Continued customer growth and the new customer usage tracker, along with lower interest expense on short-term debt, contributed to that improvement. At year end, PSNC Energy was serving approximately 468,000 customers, an increase of 2.3 percent over the previous year.

SCANA Energy – Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported 2008 earnings of $33 million, or 28 cents per share, compared to $27 million, or 24 cents per share, in 2007. Earnings in the fourth quarter of 2008 were $12 million, or 10 cents per share, compared to $8 million, or 7 cents per share in the fourth quarter of 2007. The per share increase in both periods is attributable to higher margins and lower bad debt expense.  At December 31, 2008, SCANA Energy was serving approximately 460,000 customers and continues to maintain its position as the second largest natural gas marketer in Georgia.

Carolina Gas Transmission

Carolina Gas Transmission Corporation reported earnings of $8 million, or 7 cents per share, in 2008, compared to $14 million, or 12 cents per share, in 2007. For the fourth quarter of 2008, CGTC reported earnings of $2 million, or 1 cent per share, compared to $7 million, or 6 cents per share in the fourth quarter of 2007. The decline in earnings is due primarily to higher income in 2007 related to the sale of a bankruptcy claim. The 2008 results are more representative of the on-going nature of this cost-based pipeline business.

Corporate and Other

SCANA’s corporate and other businesses, which include SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss of $12 million, or 10 cents per share in 2008, compared to a loss of $2 million, or 2 cents per share in 2007, For the fourth quarter of 2008, these businesses reported a loss of $2 million, or 1 cent per share, compared to earnings of $1 million, or 1 cent per share in the fourth quarter of 2007.  The decline in earnings is primarily a result of higher net interest expense due to the issuance of long-term debt in the first quarter of 2008.

UPDATE ON BASE LOAD REVIEW FILING

The South Carolina Public Service Commission held hearings in December on the Company’s application for a combined Certificate of Environmental Compatibility, Public Convenience and Necessity and for a Base Load Review order for the construction of two nuclear units. A Base Load Review decision was issued by the Commission on February 11, 2009 with a comprehensive written order expected by the end of February. Details of our Base Load Review Application (“BLRA”) along with preliminary details of the decision are available on the Company’s web site at www.scana.com.

EARNINGS OUTLOOK

For 2009, the Company’s preliminary estimate is that earnings will be in the range of $2.65 to $2.95 per share.  This is a particularly challenging period in which to forecast earnings due to several factors including primarily the current economic climate.  We intend to tighten the range of this guidance as the year progresses and some of the uncertainties become quantifiable.

This estimate includes normal weather in the Company’s electric and natural gas service areas for the balance of 2009 and excludes any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company continues to target an average annual earnings growth rate of 4 to 6 percent over the next 3-5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 9:00 a.m. Eastern Daylight Time today. The call-in numbers for the conference call are 1-800-510-9661 (US/Canada) and 1-617-614-3452 (International). The passcode is 23060838. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through February 26, 2009. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 16979033.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast and a transcript of the call will be available on the Company’s web site approximately 2 hours after conclusion of the call through February 26, 2009.

Additionally, our Form 10-K is expected to be filed with the SEC on February 27, 2009. Once filed, you may access this form on the Company’s web site at www.scana.com. Shareholders may obtain a copy of our audited financial statements free of charge, upon request.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 650,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and  long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA's subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of SCANA’s pension plan assets; (14)  inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION
Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)
	Quarter Ended December 31,		Year Ended December 31,
Operating Revenues:	2008	2007	2008	2007
Electric	$501	$440	$2,236	$1,954
Gas-Regulated	375	332	1,247	1,105
Gas-Nonregulated	425	400	1,836	1,562
Total Operating Revenues	1,301	1,172	5,319	4,621

Operating Expenses:
Fuel Used in Electric Generation	192	144	864	662
Purchased Power	8	5	36	33
Gas Purchased for Resale	635	588	2,547	2,161
Other Operation and Maintenance	170	158	675	648
Depreciation and Amortization (1)	78	71	319	324
Other Taxes	41	40	168	160
Total Operating Expenses (1)	1,124	1,006	4,609	3,988

Operating Income (1)	177	166	710	633

Other Income (Expense):
Other Income	25	34	79	99
Other Expenses	(10)	(10)	(42)	(48)
Interest Charges, Net of Allowance for Borrowed
Funds Used During Construction of $5, $4, $16 and$13	(63)	(51)	(227)	(206)
Preferred Dividends of Subsidiary	(2)	(2)	(7)	(7)
Allowance for Equity Funds Used During Construction	6	--	14	2
Total Other Expense	(44)	(29)	(183)	(160)

Income Before Income Tax Expense and Earnings/ (Losses) from Equity Method Investments	133	137	527	473
Income Tax Expense (1)	48	47	189	140

Income Before Earnings/ ( Losses) from Equity Method Investments (1)	85	90	338	333
Earnings/(Losses) from Equity Method Investments	1	(2)	8	(13)

Net Income (1)	$86	$88	$346	$320

Basic and Diluted Earnings Per Share of Common Stock:
Basic & Diluted Reported Earnings Per Share	$.73	$.75	$2.95	$2.74
Weighted Average Shares Outstanding (Millions)	117.6	116.7	117.0	116.7

Note (1): In January 2005, the South Carolina Public Service Commission approved an accounting methodology which has allowed the Company to recover a majority of the cost of the Lake Murray back-up dam project through the application of net synthetic fuel tax credits generated from its synthetic fuel partnerships. Under this methodology, beginning January 1, 2005, the Company recognized accumulated synthetic fuel tax credits to offset an equal amount of accelerated depreciation on the dam project, net of partnership losses and income tax benefits. The Company recorded accelerated depreciation to the extent tax credits were available. While these entries resulted in a $7.5 million increase and a $4.6 million reduction in operating income in the quarter and year ended December 31, 2007, respectively, these reductions were fully offset by increases or reductions in income taxes and losses from equity method investments, and there was no impact on net income.

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	December 31,	December 31,
	2008	2007
ASSETS:
Utility Plant, Net	$8,305	$7,538
Nonutility Property and Investments, Net	316	275
Total Current Assets	1,836	1,301
Total Deferred Debits and Other Assets	1,045	1,051
Total Assets	$11,502	$10,165

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,045	$2,960
Preferred Stock	113	113
Long-Term Debt, Net	4,361	2,879
Total Capitalization	7,519	5,952
Current Liabilities:
Short-Term Borrowings	80	627
Current Portion of Long-Term Debt	144	233
Other	931	861
Total Current Liabilities	1,155	1,721
Total Deferred Credits and Other Liabilities	2,828	2,492
Total Capitalization and Liabilities	$11,502	$10,165

Earnings (Loss) per Share by Company (Unaudited)
	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
SC Electric & Gas	$.46	$.48	$2.34	$2.10
PSNC Energy	.17	.13	.36	.30
SCANA Energy-Georgia	.10	.07	.28	.24
Carolina Gas Transmission	.01	.06	.07	.12
Corporate and Other	(.01)	.01	(.10)	(.02)
Basic and Diluted Earnings per Share	$.73	$.75	$2.95	$2.74

Variances in Earnings per Share: (Unaudited)
	Quarter Ended December 31,	Year Ended December 31,
2007 Basic and Diluted Earnings Per Share	$.75	$2.74

Variances:
Electric Margin	.06	.41
Natural Gas Margin	.10	.16
Operation & Maintenance Expense	(.06)	(.14)
Interest Expense (Net of AFUDC)	(.07)	(.11)
Property Taxes	--	(.04)
Other, Net	(.05)	(.07)
Variances in Earnings per Share	(.02)	.21

2008 Basic and Diluted Earnings Per Share	$.73	$2.95

Consolidated Operating Statistics
	Quarter Ended December 31,			Year Ended December 31,
Electric Operations:	2008	2007	% Change	2008	2007	% Change
Sales (Million KWH):
Residential	1,794	1,731	3.6	7,828	7,814	0.2
Commercial	1,694	1,694	--	7,450	7,469	(0.3)
Industrial	1,387	1,533	(9.5)	6,152	6,267	(1.8)
Other	133	136	(2.2)	569	563	1.0
Total Retail Sales	5,008	5,094	(1.7)	21,999	22,113	(0.5)
Wholesale	471	812	(42.0)	2,285	2,772	(17.6)
Total Sales	5,479	5,906	(7.2)	24,284	24,885	(2.4)

Customers (Period-End, Thousands)				650	639	1.6

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	23,217	19,198	20.9	66,890	62,859	6.4
Commercial	12,276	10,917	12.4	39,313	38,011	3.4
Industrial	33,552	35,359	(5.1)	154,119	157,804	(2.3)
Total Retail Sales	69,045	65,474	5.5	260,322	258,674	0.6
Sales for Resale	3,247	2,683	21.0	9,586	10,627	(9.8)
Transportation Volumes	32,358	33,223	(2.6)	136,667	136,968	(0.2)
Total Sales	104,650	101,380	3.2	406,575	406,269	0.1

Customers (Period-End, Thousands)				1,235	1,245	(0.8)

Security Credit Ratings (as of 02/12/09):
	Moody’s	Standard & Poor’s (2)	Fitch (3)
SCANA Corporation:
Senior Unsecured	Baa1	BBB+	A-
Outlook	Stable	Negative	Negative

South Carolina Electric & Gas Company:
Senior Secured	A2	A-	A+
Senior Unsecured	A3	A-	A
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Negative	Negative

PSNC Energy:
Senior Unsecured	A3	A-	A
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Negative	Negative

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2
Note (2): On September 2, 2008, S&P affirmed its A- ratings on SCANA, SCE&G, PSNC Energy and SCFC and maintained its rating outlook at Negative.
Note (3): On August 4, 2008, Fitch affirmed its long-term ratings on SCANA and its Rated Subsidiaries and revised all short-term ratings on SCANA, SCE&G, SCFC and PSNC Energy to F-2.  Fitch also revised its long-term ratings outlook from Stable to Negative.